UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 3, 2009

                                 PUBLIC STORAGE
             (Exact Name of Registrant as Specified in Its Charter)

                                    Maryland
                 (State or Other Jurisdiction of Incorporation)

            001-33519                                    95-3551121
    (Commission File Number)                (I.R.S. Employer Identification No.)


701 Western Avenue, Glendale, California                     91201-2349
(Address of Principal Executive Offices)                     (Zip Code)

        Registrant's telephone number, including area code (818) 244-8080



       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01       OTHER EVENTS.

On February 3, 2009, Public Storage ("Public Storage" or the "Company") announced that it commenced a fixed price cash tender offer (the "Tender Offer") for any and all of its 7.75% Notes due 2011 ("2011 Notes") and 5.875% Notes due 2013 ("2013 Notes", and together with the 2011 Notes, the "Notes") of Shurgard Storage Centers, LLC, a Delaware limited liability company and subsidiary of the Company ("Shurgard LLC"). In 2006, Public Storage acquired Shurgard Storage Centers, Inc. ("Shurgard Inc.") through a merger of Shurgard Inc. with and into Shurgard LLC. Shurgard LLC survived the merger and assumed all obligations under the Notes that were originally issued by its predecessor, Shurgard Inc. The consideration payable per $1,000 principal amount of each series of the Notes is set forth below under the column entitled "Consideration Per $1,000 Principal Amount." In addition, the Company will pay all accrued and unpaid interest on any Notes purchased pursuant to the Tender Offer up to, but not including the settlement date, which is expected to be on or about February 12, 2009.


                  Principal                                 Consideration per
                   Amount                                    $1,000 Principal
CUSIP Number     Outstanding       Security Description          Amount
------------     ------------      ---------------------   ------------------
82567DAE4        $200,000,000      7.75% Notes due 2011          $1,000
82567DAF1        $200,000,000      5.875% Notes due 2013         $  925


Additional terms and conditions of the Tender Offer are set forth in the Offer to Purchase dated February 3, 2009 (the "Offer to Purchase"), and the related Letters of Transmittal. The Tender Offer will expire at 5:00 p.m., New York City time, on Tuesday, February 10, 2009 unless extended or earlier terminated (the "Expiration Time"). Under certain circumstances, and as more fully described in the Offer to Purchase, the Company may terminate the Tender Offer before the Expiration Time. Any tendered Notes may be withdrawn prior to, but not after, the Expiration Time, and withdrawn Notes may be re-tendered by a holder at any time prior to the Expiration Time. The Company expects to use available cash to pay the purchase price and accrued and unpaid interest for all Notes that it purchases pursuant to the Tender Offer. The Notes purchased pursuant to the Tender Offer are expected to be cancelled.

A copy of the press  release  announcing  the Tender Offer is filed  herewith as
Exhibit 99.1.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

     (d)                  Exhibits.

Exhibit No.                        Description
-----------  -------------------------------------------------------------------

    99.1     Press Release dated February 3, 2009 regarding the Tender Offer.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               PUBLIC STORAGE

February 3, 2009
                               By: /s/ John Reyes
                                  ---------------
                               Name:  John Reyes
                               Title: Senior Vice President and
                                      Chief Financial Officer





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                                  EXHIBIT INDEX

Exhibit No.                         Description
-----------   ----------------------------------------------------------------

    99.1      Press Release dated February 3, 2009 regarding the Tender Offer.


                                        4


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